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                                                                   Exhibit 10.15



$240,000,000                                                Wilmington, Delaware
                                                                 August 20, 1999



         FOR VALUE RECEIVED, the undersigned WORLD COLOR PRESS, INC., a Delaware corporation (the "Borrower") promises to pay to the order of QUEBECOR PRINTING DELAWARE LLC, a Delaware limited liability company (the "Lender"), the principal amount of Two Hundred and Forty Million Dollars ($240,000,000), on November 11, 1999 (the "Maturity Date"), and to pay interest monthly in arrears from the date hereof on the unpaid principal amount hereof (and, to the extent permitted by applicable law, any overdue payment of interest) (i) for the period commencing on the date hereof through and including the Maturity Date, at a rate of 7.23% per annum, and (ii) for the period of any extension granted by the Lender pursuant hereto, at the rate per annum determined as provided below.

         All payments of principal and interest hereunder shall be payable in lawful money of the United States of America, and shall be payable to the Lender at its address in Wilmington, Delaware, or to such other address as may be designated by notice from the Lender to the Borrower.

         The proceeds of this Promissory Note are being used to refinance the existing indebtedness of the Borrower under the Second Amended and Restated Credit Agreement, dated as of June 6, 1996 among the Borrower, the Lenders party thereto, Bankers Trust Company, as administrative agent thereunder, BA Securities Inc., as syndication agent thereunder and Citibank N.A., as documentation agent thereunder, as amended. This Promissory Note shall constitute senior indebtedness of the Borrower.

         The following shall constitute "Events of Default" as the term is used herein:

                  (a) The Borrower shall default in the payment when due of any amount payable by it hereunder prior to the seventh (7th) day after the date when due or the Maturity Date;

                  (b) Any event or condition shall occur that results in the acceleration of the maturity of any Debt, as defined below, (but only in an aggregate amount of at least $20,000,000) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder or holders of such Debt or any person or entity acting on behalf of such holder or holders to accelerate the maturity of such Debt


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         in an aggregate amount of at least $20,000,000. "Debt" means (i) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property, (ii) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Borrower is liable as lessee, holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Borrower, (iv) all indebtedness referred to in clause (i) or (ii) above guaranteed directly or indirectly in any manner by the Borrower, through an agreement to pay or purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, or to otherwise assure a creditor against loss, and (v) liabilities in respect of unfunded vested benefits under Plans (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and withdrawal liability incurred under ERISA by the Borrower or by a Commonly Controlled Entity (as defined in ERISA) to any Multiemployer Plan (as defined in ERISA), PROVIDED, that Debt shall not include trade and other accounts payable in the ordinary course of business in accordance with customary trade terms;

                  (c) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts;
         (v) fail to controvert within 60 days or such lesser period as may be provided in the Bankruptcy Code, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; or (vi) take any action for the purpose of effecting any of the foregoing;

                  (d) A proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts of the Borrower; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of any of their assets; or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code;

                  (e) A final judgment or judgments for the payment of money shall be rendered by a court of record against the Borrower, and the Borrower shall not


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         discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof, and within said period of 60 days or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (f) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

         When an Event of Default has occurred and is continuing, the holder of this Promissory Note may, by notice to the Borrower, declare the entire principal hereof and all interest accrued hereon to be immediately due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. In the event of any default hereunder, the Borrower shall pay and reimburse the Lender for all expenses of collection and enforcement, including legal fees and disbursements.

         This Promissory Note may be prepaid in whole or in part at the option of the Borrower, without but with interest accrued to and including the date of prepayment.

         All notices, consents and demands hereunder shall be given in writing and shall be deemed effective when personally delivered, or five days after deposit in the United States mail, postage prepaid, addressed to the respective party at the address specified above or such other address as may be specified by written notice.

         The Borrower waives presentment for payment, protest, notice of protest and notice of nonpayment of this Promissory Note.

         This Promissory Note may be extended from time to time by the Lender for a period of not less than 90 days, but only in writing duly executed by the Lender; PROVIDED that if this Promissory Note shall be so extended, the interest rate for the period of such extension shall be a rate per annum equal to Libor plus 2%.

         "Libor" shall mean the rate per annum (expressed on the basis of a 360-day year) shown on Telerate page 3750 (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) as of 11:00 a.m. (London, England time) for US Dollar deposits for a period of 90 days.

         This Promissory Note shall be governed by, and construed in accordance with, the laws of Delaware. If any provision of this Promissory Note is held to be invalid or unenforceable, the remaining provisions of this Promissory Note shall remain in full force and effect.


                             WORLD COLOR PRESS, INC.



                             By: _____________________________
                                 Marc L. Reisch
                                 President and Chief Executive Officer